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                     AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT
                     ---------------------------------------

     This Amendment No. 1 to the Management Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Series Trust and Met Investors Advisory Corp. (the "Manager"), is entered into effective the 12th day of February, 2001.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:

         Portfolio                      Percentage of average daily net assets
         ---------                      ----------------------------------------

 Lord Abbett Mid-Cap Value Portfolio    0.70% of first $200 million of such
                                        assets plus 0.65% of such assets over
                                        $200 million up to $500 million plus
                                        0.625% of such assets over $500 million

Lord Abbett Growth Opportunities        0.70% of first $200 million of such
Portfolio                               assets plus 0.65% of such assets over
                                        $200 million up to $500 million plus
                                        0.625% of such assets over $500 million

Janus Aggressive Growth Portfolio       0.80% of first $100 million of such
                                        assets plus 0.75% of such assets over
                                        $100 million up to $500 million plus
                                        0.70%'of such assets over $500 million

MFS Research International Portfolio    0.80% of first $200 million of such
                                        assets plus 0.75% of such assets over
                                        $200 million up to $500 million plus
                                        0.70% of such assets over $500 million
                                        up to $1 billion plus 0.65% of such
                                        assets over $1 billion

 MFS Mid Cap Growth Portfolio           0.65% of first $150 million of such
                                        assets plus 0.625% of such assets over
                                        $150 million up to $300 million plus
                                        0.60% of such assets over $300 million

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PIMCO Innovation Portfolio              1.05%

PIMCO Money Market Portfolio            0.40%

PIMCO Total Return Portfolio            0.50%

Met/Putnam Research Portfolio           0.80% of first $250 million of such
                                        assets plus 0.75% of such assets over
                                        $250 million

Oppenheimer Capital Appreciation        0.65% of first $150 million of such
Portfolio                               assets plus 0.625% of such assets over
                                        $150 million up to $300 million plus
                                        0.60% of such assets over $300 million
                                        up to $500 million plus 0.55% of such
                                        assets over $500 million

     2. All other terms and conditions of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 12th day of February, 2001.

                                     MET INVESTORS SERIES TRUST

                                     By:/s/ Elizabeth M. Forget
                                        ----------------------------------------
                                        Name: Elizabeth M. Forget
                                        Title: President

                                     MET INVETORS  ADVISORY CORP.

                                     By:/s/ Elizabeth M. Forget
                                        ----------------------------------------
                                        Name: Elizabeth M. Forget
                                        Title: President